Exhibit 99.2
                              The Shaar Fund, Ltd.
                        c/o Shaar Advisory Services Ltd.
                       62 King George Street, Apartment 4F
                                Jerusalem, Israel


                                                               December 28, 2000
Symposium Corporation
410 Park Avenue, Suite 830
New York, New York 10022


Ladies and Gentlemen:

                  Reference is made to (i) the Stock Purchase Agreement, dated June 9, 2000 (the "Stock Purchase Agreement"), between Symposium Corporation (the "Company") and The Shaar Fund, Ltd. (the "Purchaser"), (ii) the Stock Purchase Agreement, dated August 1, 2000 (the "Option Purchase Agreement"), between the Company and the Purchaser, (iii) the Registration Rights Agreement, dated June 9, 2000 (the "Registration Rights Agreement"), between the Company and the Purchaser, (iv) the Common Stock Purchase Warrant to purchase 225,000 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), issued by the Company to the Purchaser on June 9, 2000 pursuant to the Stock Purchase Agreement (the "June 9 Warrant"), (v) the Common Stock Purchase Warrant to purchase 150,000 shares of the Company's Common Stock issued by the Company to the Purchaser on August 1, 2000 pursuant to the Option Purchase Agreement (the "August 1 Warrant" and together with the June 9 Warrant, the "Warrants"), and (vi) the Certificate of Correction of the Certificate of Designation of the Company's Series A Convertible Preferred Stock, as filed with the Secretary of State of Delaware on August 1, 2000 (the "Certificate"). The Stock Purchase Agreement, the Option Purchase Agreement, the Registration Rights Agreement, the Warrants and the Certificate are sometimes hereinafter collectively referred to as the "Transaction Documents." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transaction Documents.

                  This letter sets forth our agreement as follows:

                  1. The Company and the Purchaser agree that the Purchaser will not convert the Series A Shares prior to June 9, 2001 (the "Closing Date") if, on the date of such proposed conversion, the Current Market Price is less than $1.50 per share. Accordingly, Section 6.1(c) of the Certificate is deemed to be amended to read in its entirety as follows: "Notwithstanding any thing herein to the contrary, the Holder of the Series A Preferred Stock may not exercise its right of conversion of such shares with respect to any Conversion Notice prior to June 9, 2001 if, on the subject Conversion Date, the Current Market Price is less than $1.50 (subject to adjustment for any stock-split or stock combination or reverse stock split to occur after the date hereof). The Holder of Series A Preferred Stock may exercise its right of conversion from and after June 9, 2001 without application of the restrictions provided in the immediately preceding sentence."

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                  2. The Company and the Purchaser agree that the Company will not redeem the Series A Shares prior to June 9, 2001. Accordingly, Section 6.6 of the Certificate is deemed to be amended to add the following proviso to the end of the first sentence thereof: "and provided further that the Company may not redeem the Series A Preferred Stock under this Section 6.6 prior to June 9, 2001."

                  3. The Company proposes to issue shares of Common Stock to raise a portion of the funds required to redeem the outstanding shares of Series C Convertible Preferred Stock (the "Series C Shares"). The Company and the Purchaser agree that the issuance and sale of such shares of Common Stock at a price of not less than $1.00 per share will not trigger an adjustment of the Conversion Price of the Series A Shares or the exercise price of the Warrants or constitute a Valuation Event and such issuance and sale shall be deemed to be a "Permitted Dilutive Issuance" for all purposes of the Certificate and the Warrants, provided that (i) the proceeds of such issuance and sale are used solely to redeem outstanding Series C Shares; and (ii) the terms of the issuance and sale of said Common Stock will not contain any provision whereby the holder of the Common Stock will have the benefit of any "ratchet type", "weighted average" or any other anti-dilution adjustments, other than ordinary course adjustments in connection with any stock splits, stock combinations or reverse stock splits. The Company agrees that it will use the proceeds of the issuance and sale of said Common Stock to redeem outstanding Series C Shares.

                  4. Notwithstanding the provisions of the Documents to the contrary, the Company may, in connection with the agreement of the holders of the Series C Shares to extend the mandatory redemption date of such shares through January 26, 2001, pay to such holders all accrued and unpaid dividends on the Series C Shares through December 26, 2000 without making a concurrent payment of accrued and unpaid dividends on the Series A Shares. Notwithstanding the provisions of the Documents to the contrary, the payment date for the July 1, 2000 and January 1, 2001 dividend payment on the Series A Shares is hereby extended to February 28, 2001 and the Purchaser hereby waives any default arising out of the failure of the Company to pay such dividends prior to February 28, 2001.

                  5. This Agreement shall be legally binding on the Company and the Purchaser upon execution and delivery hereof and the parties are amending the Warrants to reflect this Agreement concurrently with such execution and delivery. A certificate of amendment amending the Certificate to conform to this Agreement will be filed with the Secretary of State of Delaware following submission of such amendments to, and approval by, the Company's stockholders at the next annual meeting of stockholders. Holders of more than the requisite number of shares required to approve such amendments have indicated their intention to vote in favor thereof. The Purchaser agrees that it will vote in favor of such amendments, if such vote is required under Delaware law. As a condition to the transfer of any Series A Shares or Warrants, the transferee shall be required to agree in writing to be bound by the provisions of this Agreement fully and to the same extent as the Purchaser is so bound (and a signed counterpart of such agreement shall be delivered to the Company), and any purported transfer in violation of such requirement shall be null and void and shall not be recognized by the Company.

                  6. The Company proposes to file a registration statement covering the shares of Common Stock issuable upon conversion of the Series A Shares and upon exercise of the Warrants as promptly as practicable following the date hereof and, in no event later than January 12, 2001. The Purchaser hereby waives any default (and any related liquidated damages or other similar payments) under the Transaction Documents arising out of the failure to file such registration statement prior to January 12, 2001 or the failure of such registration statement to be declared effective pursuant to the terms of the Transaction Documents on or before the 75th day following January 12, 2001 (the "75th Day"); provided, however, that the foregoing waiver shall be void and of no force and effect if said registration statement is not declared effective on or before such 75th Day.

                  7. This Agreement will be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Any claims or disputes relating in any way to this Agreement shall be submitted to the New York State courts or the United States District Court for the Southern District of New York. The parties hereby consent to such venue and the personal jurisdiction of such courts and agree not to contest such venue or assert any claim to move the claim or dispute to another venue or forum. This Agreement supersedes all previous written or oral understandings between the parties relating to the subject matter hereof. This Agreement may be amended only in a writing signed by both of the parties hereto.

                  If the foregoing correctly sets forth our understanding, please so indicate by signing an enclosed counterpart of this Agreement and returning it to the undersigned, whereupon it will constitute a binding agreement between us. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                                                     Very truly yours,

                                                     THE SHAAR FUND LTD.


                                                     By:_______________________


Accepted and agreed to as of the date first above written:

SYMPOSIUM CORPORATION


By:________________________
Ronald Altbach
Chairman of the Board and Chief Executive
Officer